FIRST AMENDMENT to the
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIRST AMENDMENT to the Fund Accounting Servicing Agreement is made and entered into by and between NORTH SQUARE INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U. S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and is effective as of the last date on the signature block.

WHEREAS, the Trust and Fund Services have previously entered into a certain Fund Accounting Servicing Agreement, dated as of May 9, 2019 (the "Agreement"); and

WHEREAS, the parties desire to add the new funds to its series; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1)	North Square Strategic Income Fund and North Square Advisory Research All Cap Value Fund will be added to the Exhibit A.
Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

(1)
Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

North Square Investments Trust        U.S. Bancorp Fund Services, LLC
By:___________________________        By:___________________________
Name: ________________________        Name: _________________________
Title: _________________________        Title: __________________________
Date: _________________________        Date: ___________________________

Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

NORTH SQUARE OAK RIDGE SMALL CAP GROWTH FUND

NORTH SQUARE INTERNATIONAL SMALL CAP FUND

NORTH SQUARE DYNAMIC SMALL CAP FUND

NORTH SQUARE OAK RIDGE DISCIPLINED GROWTH FUND

NORTH SQUARE MULTI STRATEGY FUND

NORTH SQUARE OAK RIDGE DIVIDEND GROWTH FUND

NORTH SQUARE GLOBAL RESOURCE & INFRASTRUCTURE FUND

NORTH SQUARE STRATEGIC INCOME FUND

NORTH SQUARE ADVISORY RESEARCH ALL CAP VALUE FUND

2